Exhibit 99.1

Energy Focus, Inc. Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Fourth Quarter Net Sales Increase 21% Sequentially and 13% Year-over-Year to $3.5 Million
Conference Call to be Held Today at 11AM ET

SOLON, Ohio, March 19, 2020 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in sustainable LED lighting technologies, today announced financial results for its fourth quarter and fiscal year ended December 31, 2019.

Fourth Quarter 2019 and Subsequent Business Highlights

•	Net sales of $3.5 million, up 21.1% from third quarter 2019 and up 13.2% from fourth quarter 2018

•	Net loss of $1.3 million, a year-over-year improvement of $1.7 million

•
Awarded a $2.5 million contract to supply LED globe lights and a $3.4 million contract to supply tubular LED (TLED) lighting products to the U.S. Navy, as well as a $1.7 million contract to supply LED lighting products for four new ship for a U.S. allied Navy

•	Filed patents and trademarks regarding EnFocusTM, our breakthrough lighting control platform

•	Strengthened leadership teams in business development, marketing and production

•	During November 2019 completed a debt financing of approximately $1.3 million on a gross basis

•	During January 2020 completed a registered direct equity offering and concurrent private placement for $2.75 million in aggregate gross proceeds

“Fourth quarter revenue represents our first quarter of sequential and year-over-year growth since 2015,” stated James Tu, Chairman and CEO of Energy Focus, Inc. “This sales growth is a direct result of our dedicated efforts to enhance engineering designs, reduce production costs and rebuild a highly-motivated, talented sales organization focused on winning business by actively engaging with and educating customers on our high-quality and innovative LED lighting technologies and solutions. Since fourth quarter of 2019, we have been awarded over $7.6 million in new contracts from the U.S. and allied Navies, demonstrating our strengthening competitiveness and leadership as a leading LED lighting provider for the U.S. Navy ecosystem. We also added several new customers in education, healthcare and commercial and industrial sectors. Overall, the business transformation initiatives we began in the first half of 2019 are gaining momentum, generating new orders and customers, and creating a runway for continuing growth in 2020 and beyond.”

Mr. Tu continued, “The LED lighting industry is entering a rapid adoption phase after nearly a decade of building awareness. We are especially encouraged by the continuing support from our existing customers and from large new customers that value our proven and sustainable product portfolio that optimizes financial, environmental and human impacts for their facilities. More and more, LED lighting is incorporating advanced electronics and software technologies to emerge as a central and integrated part of building IoT infrastructure. With a whole new family of patented controlled lighting products being launched this month and delivered starting in the second quarter of this year, we believe we are in a strong position to expand the benefits of LED lighting beyond delivering environmental sustainability with our new EnFocus™ lighting platform and into elevating human well-being and performance, thereby addressing and penetrating the broader lighting retrofit market in a significant and meaningful way.”

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Fourth Quarter 2019 Financial Results:

Net sales were $3.5 million for the fourth quarter of 2019. This compares with net sales of $2.9 million in the third quarter of 2019 and $3.1 million in the fourth quarter of 2018. Net sales from commercial products were $2.0 million, or 57.5% of total net sales, for the fourth quarter of 2019, up from $1.7 million, or 59.5% of total net sales, in the third quarter of 2019 and $1.2 million, or 38.3% of total net sales, in the fourth quarter of 2018. The increase was mainly due to new sales to several school districts and colleges, as well as increases in sales of our RedCap™ products. Net sales from military and maritime products were $1.5 million, or 42.5% of total net sales, for the fourth quarter of 2019, up from $1.2 million, or 40.5% of total net sales, in the third quarter of 2019 and down from $1.9 million, or 61.7% of total net sales, in the fourth quarter of 2018. The quarter-over-quarter improvement was due to sales that shifted to the fourth quarter of 2019 due to the budgetary constraints at the Defense Logistics Agency during the third quarter of 2019, and the year-over-year reduction was driven primarily by reduced sales to one large distributor to the Navy.

Gross profit was $1.0 million, or 27.1% of net sales, for the fourth quarter of 2019, including excess and obsolete, and related reserves that reduced gross profit by 214 basis points of net sales. This compares with gross profit of $1.0 million, or 35.3% of net sales in the third quarter of 2019, and $19 thousand or 0.6%, of net sales in the fourth quarter of 2018.

Operating loss was $1.2 million for the fourth quarter of 2019. This compares with an operating loss of $0.8 million in the third quarter of 2019 and an operating loss of $3.0 million in the fourth quarter of 2018.

Net loss was $1.3 million for the fourth quarter of 2019, compared with a net loss of $0.9 million in the third quarter of 2019 and a net loss of $3.0 million in the fourth quarter of 2018. Net loss per share was $0.11 for the fourth quarter of 2019, compared with a net loss per share of $0.08 in the third quarter of 2019 and a net loss per share of $0.25 in the fourth quarter of 2018.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $1.1 million for the fourth quarter of 2019, compared with a of $0.8 million in the third quarter of 2019 and a loss of $2.5 million in the fourth quarter of 2018.

Full-Year 2019 Financial Results

Net sales were $12.7 million for 2019 compared with $18.1 million for 2018. Net sales from commercial products were $7.9 million, or 62.0% of total net sales, for 2019 compared with $8.7 million, or 47.8% of total net sales, for 2018. Net sales from military and maritime products were $4.8 million, or 38.0% of total net sales, for 2019, compared with $9.4 million, or 52.2% of total net sales, for 2018.

Gross profit was $2.0 million, or 15.5% of net sales, for 2019, including excess and obsolete, and related reserves of $48 thousand that decreased gross profit by 38 basis points of net sales. This compares with gross profit of $3.4 million, or 18.8% of net sales for 2018, including excess and obsolete, and related reserves of $16 thousand that decreased gross profit by 9 basis points of net sales.

Operating loss was $7.0 million for 2019. This compares with an operating loss of $9.1 million for 2018.

Net loss was $7.4 million for 2019, compared with a net loss of $9.1 million for 2018. Net loss per share was $0.60 for 2019, compared with a net loss per share of $0.76 for 2018.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $5.9 million for 2019, compared with a loss of $7.2 million for 2018.

Cash and restricted cash held in other assets were $0.7 million as of December 31, 2019. This compares with $0.6 million at the end of the third quarter of 2019 and $6.3 million for fourth quarter 2018.

Financings

On November 25, 2019, the company sold and issued a $1.257 million promissory note bearing interest at an annual rate of 8% (excluding original issue discount) with a maturity date of 24 months from the date of purchase in a private placement transaction.

Subsequent to year-end, in January 2020, the company completed the issuance and sale of 3,441,803 shares of its common stock to certain institutional investors, at a purchase price of $0.674 per share, in a registered direct offering. The company also sold the same institutional investors unregistered warrants to purchase up to 3,441,803 shares of its common stock at an exercise price of $0.674 per share in a concurrent private placement for a purchase price of $0.125 per warrant. Gross proceeds to the company were $2.75 million. The company intends to use the net proceeds for general corporate purposes.

COVID-19 Impact and First Quarter 2020 Outlook

We are actively monitoring and dynamically assessing and responding to the impact from the ongoing coronavirus (COVID-19) outbreak. To minimize infection risks of our employees and their social and professional contacts, we have activated our COVID-19 Contingency Plan (CPP) that allows employees that could work remotely to do so while implementing strict sanitary and disinfection measures and procedures for our production facility in Solon, Ohio. At this point, we have not seen opportunities lost due to COVID-19 but have started to see some customer lighting retrofit projects being put on hold or postponed. Our near-term sales, mainly those from commercial sectors, could be adversely affected if the current, dramatic slowdown of economic activities continues over an extended period. In addition, potential government regulation mandates could temporarily cause logistics bottlenecks or cease our production operation, and increase the cost of or prevent us from making or shipping products to customers. We aim to update with investors if and when material developments on our business or significant organizational changes transpire due to COVID-19.

At this point, the Company projects first quarter 2020 sales in the range of $3.5 million to $3.6 million, representing sequential growth of 0%-6% compared with the fourth quarter of 2019, and a 13%-16% growth over the first quarter 2019.

Earnings Conference Call

The Company will host a conference call and webcast today, March 19, 2020 at 11 am ET to review the 2019 results, followed by a Q&A session. To participate in the call, please dial toll-free 1-877-451-6152 or international 1-201-389-0879, and referencing the conference ID# 13699827.

The conference call will be simultaneously webcast. To listen to the webcast, log on to it at: http://public.viavid.com/index.php?id=138339. The webcast will be available at this link through April 2, 2020. Financial information presented on the call, including the earnings press release, will be available on the investors section of Energy Focus’ website at investors.energyfocus.com.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our need for additional financing in the near term to continue our operations; (ii) our liquidity and refinancing demands; (iii) our ability to obtain refinancing or extend maturing debt; (iv) our ability to continue as a going concern for a reasonable period of time; (v) our ability to implement plans to increase sales and control expenses; (vi) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (vii) our ability to increase sales by adding new customers to reduce the reliance of our sales on a smaller group of customers, and the long sales-cycle that our product requires; (viii) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (ix) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (x) our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets;  (xi) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors; (xii) market acceptance of our high-quality LED lighting technologies and products; (xiii) our ability to attract and retain qualified personnel, and to do so in a timely manner; (xiv) the impact of any type of legal inquiry, claim or dispute; (xv) general economic conditions in the United States and in other markets in which we operate or secure products; (xvi) our dependence on military customers and on the levels and timing of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xvii) business interruptions resulting from health epidemics or pandemics or other contagious outbreaks, such as the recent coronavirus or geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires; (xviii) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xix) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xx) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xxi) any delays we may encounter in making new products available or fulfilling customer specifications; (xxii) any flaws or defects in our products or in the manner in which they are used or installed; (xxiii) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xxiv) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxv) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; and (xxvi) our ability to remediate a significant deficiency, maintain effective internal controls

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

and otherwise comply with our obligations as a public company and under Nasdaq listing standards.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technology. As the creator of the first UL-verified flicker-free LED products, Energy Focus’ products provide extensive energy and maintenance savings, as well as safety, health and productivity benefits over conventional lighting. Our customers serve the commercial, industrial, healthcare, education and military markets.

Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

###

Investor Contact:

Cameron Donahue
(651) 653-1854
cameron@haydenir.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash	$350	$6,335
Trade accounts receivable, less allowances of $28 and $33, respectively	2,337	2,201
Inventories, net	6,168	8,058
Prepaid and other current assets	479	1,094
Total current assets	9,334	17,688
Property and equipment, net	389	610
Operating lease, right-of-use asset	1,289	—
Restructured lease, right-of-use asset	322	—
Other assets	405	194
Total assets	$11,739	$18,492
LIABILITIES
Current liabilities:
Accounts payable	$1,340	$3,606
Accrued liabilities	179	73
Accrued payroll and related benefits	360	435
Accrued severance	7	188
Accrued legal and professional fees	215	160
Accrued sales commissions	32	115
Accrued restructuring	24	156
Accrued warranty reserve	195	258
Deferred revenue	18	30
Operating lease liabilities	550	—
Restructured lease liabilities	319	—
Finance lease liabilities, net of current portion	3	—
Convertible notes	1,700	—
Note, net of discount	885	—
Credit line borrowings	715	2,219
Total current liabilities	6,542	7,240
Other liabilities	14	200
Operating lease liabilities, net of current portion	906	—
Restructured lease liabilities, net of current portion	168	—
Finance lease liabilities	4	—
Note Payable	109	—
Total liabilities	7,743	7,440

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2019 and 2018

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Issued and outstanding: no shares in 2019 and 2018	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2019 and 2018
Issued and outstanding: 12,428,418 and 12,090,695 at December 31, 2019 and 2018, respectively	1	1
Additional paid-in capital	128,872	128,367
Accumulated other comprehensive loss	(3)	(1)
Accumulated deficit	(124,874)	(117,315)
Total stockholders’ equity	3,996	11,052
Total liabilities and stockholders’ equity	$11,739	$18,492

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net sales	$3,531	$2,915	$3,118	$12,705	$18,107
Cost of sales	2,574	1,887	3,099	10,731	14,695
Gross profit	957	1,028	19	1,974	3,412

Operating expenses:
Product development	249	191	657	1,284	2,597
Selling, general, and administrative	1,925	1,689	2,178	7,449	9,789
Restructuring (credits) expense	(47)	(19)	157	196	111
Total operating expenses	2,127	1,861	2,992	8,929	12,497
Loss from operations	(1,170)	(833)	(2,973)	(6,955)	(9,085)

Other expenses:
Interest expense	181	67	4	317	8
Other expenses	(53)	46	9	91	7

Loss from operations before income taxes	(1,298)	(946)	(2,986)	(7,363)	(9,100)
Provision for income taxes	10	—	11	10	11
Net loss	$(1,308)	$(946)	$(2,997)	$(7,373)	$(9,111)

Net loss per share - basic and diluted:	$(0.11)	$(0.08)	$(0.25)	$(0.60)	$(0.76)

Weighted average shares used in computing net loss per share:
Basic and diluted	12,309	12,370	12,075	12,309	11,997

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(1,308)	$(946)	$(2,997)	$(7,373)	$(9,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	49	77	123	326	522
Stock-based compensation	59	34	202	616	908
Provision for doubtful accounts receivable	(25)	(18)	6	(5)	(9)
Provision for slow-moving and obsolete inventories and valuation reserves	657	(340)	549	14	17
Provision for warranties	(29)	1	5	78	51
Amortization of discounts on long-term borrowings and acquisition related liabilities	6	—	—	6	—
Amortization of loan origination fees	30	27	4	102	4
Loss on dispositions of property and equipment	9	—	(2)	24	2
Changes in operating assets and liabilities:
Accounts Receivable	(531)	42	755	(131)	1,403
Inventories	575	608	(2,172)	1,876	(2,356)
Prepaid and other assets	243	(164)	109	611	(538)
Accounts payable	97	(785)	600	(2,214)	2,047
Accrued and other liabilities	(121)	244	(151)	(542)	240
Deferred revenue	(6)	11	20	(12)	25
Total adjustments	1,013	(263)	48	749	2,316
Net cash used in operating activities	(295)	(1,209)	(2,949)	(6,624)	(6,795)

Cash flows from investing activities:
Acquisitions of property and equipment	(75)	(29)	—	(132)	(57)
Proceeds from the sale of property and equipment	3	—	6	3	246
Net cash (used in) provided by investing activities	(72)	(29)	6	(129)	189

Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock purchase plan purchases	—	—	7	—	28
Principal payments under finance lease obligations	(1)	(1)	—	(3)	—
Common stock withheld in lieu of income tax withholding on vesting of restricted stock units	6	—	(2)	(110)	(62)
Loan origination fees	(208)	—	—	(208)	—
Net (payments on) proceeds from the Iliad Note	1,115	—	—	1,115	—
Proceeds from convertible notes	—	—	—	1,700	—
Net payments on proceeds from credit line borrowings	(504)	(328)	2,219	(1,400)	2,219
Net cash provided by (used in) financing activities	408	(329)	2,224	1,094	2,185

Effect of exchange rate changes on cash	17	(6)	—	16	(5)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Net (decrease) increase in cash and restricted cash	58	(1,573)	(719)	(5,643)	(4,426)
Cash and restricted cash at beginning of year	634	2,207	7,054	6,335	10,761
Cash and restricted cash at end of period	$692	$634	$6,335	$692	$6,335

Classification of cash and restricted cash:
Cash	350	292	6,335	350	6,335
Restricted cash held in other assets	342	342	—	342	—
Cash and restricted cash	$692	$634	$6,335	$692	$6,335

Sales by Products
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Commercial products	$2,030	$1,733	$1,193	$7,877	$8,662
Military maritime products	1,501	1,182	1,925	4,828	9,445
Total net sales	$3,531	$2,915	$3,118	$12,705	$18,107

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, we provide certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, for the three and twelve months ended December 31, 2019 and 2018, include adjustments for our restructuring expenses, and for depreciation and stock compensation expenses that do not have a current period impact on cash flow.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess cash flow performance of the operations of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items which do not have a current period cash flow impact. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and board of directors evaluate our operating performance.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies.

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Total operating expenses	$2,127	$1,861	$2,992	$8,929	$12,497
Restructuring benefit (credits)	47	19	(157)	(196)	(111)
Operating expenses, excluding restructuring charges	$2,174	$1,880	$2,835	$8,733	$12,386

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net loss	$(1,308)	$(946)	$(2,997)	$(7,373)	$(9,111)
Restructuring expenses	47	19	(157)	(196)	(111)
Net loss, excluding restructuring charges	(1,355)	(965)	(2,840)	(7,177)	(9,000)
Interest	79	67	4	215	8
Loan fee amortization	30	27	9	102	9
Income tax expense	10	—	11	10	11
Depreciation	49	77	123	326	522
Stock-based compensation	59	34	202	616	908
Severance and benefits	2	—	10	2	335
Adjusted EBITDA	$(1,126)	$(760)	$(2,481)	$(5,906)	$(7,207)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877